Exhibit 23.2

ROBERT E. LIST, CPA
STEWART J. REID. CPA
MICHAEL L. HANISKO, CPA
DAVID D. QUIMBY, CPA
KATHLYN M. ENGELHARDT, CPA
RENAE M. CLEVENGER, CPA
AMY L. RODRIGUEZ, CPA
SCOTT A. NIETZKE, CPA
WALTER G. WEINLANDER, CPA
ROY A. SCHAIRER, CPA
JAMES L WHALEY, CPA
JEROME L. YANTZ, CPA
PHILIP T. SOUTHGATE, CPA
ROBERT J. DUYCK, CPA
WEINLANDER FITZHUGH

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Board of Directors
ASI Technology Corporation
4215 Fashion Square Blvd., Suite 3
Saginaw, Michigan 48603
We consent to the use of our audit reports dated March 10, 2010, on the consolidated financial statements of Nx0pinion, LLC; and subsidiary as of December 31, 2009 and 2008, and for each of the two years in the period ended December 31, 2009 (which reports includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern) which are included in ASI Technology Corporation’s (the “Company”) Current Report on Form 8-K dated June 4, 2010 and are incorporated by reference into the Company’s registration statement on Form S-8 expected to be filed on or about August 27, 2010.
/s/ WEINLANDER FITZHUGH
Certified Public Accountants
Bay City, Michigan
August 27, 2010

1600 CENTER AVENUE
POST OFFICE BOX 775
BAY CITY. MI 48707-0775
989-893-5577
800-624-2400
FAX 989-895-5842
www.wf.cpas.conn
wf@af-caps.com
OFFICES: BAY CITY, CLARE
GLADWIN AND WEST
BRANCH
RSM McGladrey Network
An Independently Owned Member